January 2010

Preliminary Terms No. 271 Registration Statement No. 333-156423 Dated December 22, 2009 Filed pursuant to Rule 433
STRUCTURED INVESTMENTS
Opportunities in Currencies

95% Principal Protected Currency-Linked Notes due July 29, 2013
Based on the Performance of a Basket of Nine Currencies Relative to the U.S. Dollar (70% Developed Markets + 30% Emerging Markets)
95% Principal Protected Currency-Linked Notes provide investors with exposure to an individual currency or a basket of currencies and guarantee the return of a substantial percentage of the principal amount if held to maturity. They are for investors who are willing to risk loss of some of their initial investment and forgo market interest rates in exchange for partial principal protection and upside exposure to the underlying currency or basket of currencies.  The return on the notes will be based on the performance of the basket of nine currencies relative to the U.S. dollar.  The notes are senior unsecured obligations of Morgan Stanley, and all payments on the notes, including the repayment of principal, are subject to the credit risk of Morgan Stanley.
SUMMARY TERMS
Issuer:	Morgan Stanley
Aggregate principal amount:	$
Issue price:	$1,000 per note (see “Commissions and Issue Price” below)
Stated principal amount:	$1,000 per note
Pricing date:	January , 2010
Original issue date:	January , 2010 (3 business days after the pricing date)
Maturity date:	July 29, 2013
Minimum payment amount:	$950 per note (95% of the stated principal amount)
Interest:	None
Basket:
The basket consists of nine currencies valued relative to the U.S. dollar (each a “basket currency”) composed of 70% developed market currencies (equally weighted among themselves) and 30% emerging market currencies (equally weighted among themselves), as follows:

	70% Developed Market Currencies	Weighting	30% Emerging Market Currencies	Weighting
	Australian dollar (“AUD”)	11.6667%	Brazilian real (“BRL”)	10.0000%
	British pound (“GBP”)	11.6667%	Chinese renminbi (“CNY”)	10.0000%
	Canadian dollar (“CAD”)	11.6667%	Indian rupee (“INR”)	10.0000%
	Eurozone euro (“EUR”)	11.6667%
	Japanese yen (“JPY”)	11.6667%
	Swiss franc (“CHF”)	11.6667%
Payment at maturity:
If the basket appreciates relative to the U.S. dollar (i.e. the basket performance is positive):
$1,000 + supplemental redemption amount
If the basket depreciates or does not appreciate relative to the U.S. dollar (i.e. the basket performance is zero or negative):
$1,000 + ($1,000  x   basket performance), subject to the minimum payment amount
If the basket depreciates, the basket performance will be negative and the payment at maturity will be less than the stated principal amount of $1,000 per note by an amount that is proportionate to the percentage depreciation of the basket.  However, under no circumstances will the payment at maturity be less than the minimum payment amount of $950 per note.

Supplemental redemption amount:	$1,000 times the basket performance times the participation rate.
Basket performance:	Sum of the currency performance values of each of the basket currencies
Participation rate:	105% to 115%. The participation rate will be determined on the pricing date.
Currency performance:
With respect to AUD, EUR and GBP:
(final exchange rate / initial exchange rate) – 1
With respect to BRL, CAD, CHF, CNY, INR and JPY:
(initial exchange rate / final exchange rate) – 1
Under the terms of the notes, a positive currency performance means the basket currency has appreciated relative to the U.S. dollar, while a negative currency performance means the basket currency has depreciated relative to the U.S. dollar.

Currency performance value:	With respect to each basket currency, the weighted percentage appreciation or depreciation of such basket currency as represented by the following formula: currency performance x weighting
Initial exchange rate:	For each basket currency, the exchange rate on the pricing date
Final exchange rate:	For each basket currency, the exchange rate on the valuation date
Exchange rate:
With respect to AUD, EUR and GBP:  the rate for conversion of U.S. dollars into one unit of such basket currency, as determined by reference to the applicable reference source described herein.
With respect to BRL, CAD, CHF, CNY, INR and JPY:  the rate for conversion of units of such basket currency into one U.S. dollar, as determined by reference to the applicable reference source described herein.

Valuation date:	July 24, 2013
CUSIP / ISIN:	617482JT2 / US617482JT22
Listing:	The notes will not be listed on any securities exchange.
Agent:	Morgan Stanley & Co. Incorporated, a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Commissions and Issue Price:	Price to Public(1)	Agent’s Commissions(1)(2)	Proceeds to Issuer
Per Note	100%	3.00%	97.00%
Total	$	$	$
(1)
The actual price to public and agent’s commissions for a particular investor may be reduced for volume purchase discounts depending on the aggregate amount of notes purchased by that investor.  The lowest price payable by an investor is $990 per note.  Please see “Syndicate Information” on page 10 for further details.

(2)
Selected dealers, including Morgan Stanley Smith Barney LLC (an affiliate of the Agent), and their financial advisors will collectively receive from the Agent, Morgan Stanley & Co. Incorporated, a fixed sales commission of 3.00% for each note they sell.  See “Supplemental information regarding plan of distribution; conflicts of interest.”  For additional information, see “Plan of Distribution” in the accompanying prospectus supplement for partially capital protected currency-linked notes.

You should read this document together with the related prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below, before you decide to invest.
Prospectus Supplement for Partially Capital Protected Currency-Linked Notes dated December 23, 2008
Prospectus dated December 23, 2008
THE NOTES ARE NOT BANK DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY, NOR ARE THEY OBLIGATIONS OF, OR GUARANTEED BY, A BANK.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-584-6837.

FWP:  MSPRB1208008

95% Principal Protected Currency-Linked Notes due July 29, 2013
Based on the Performance of a Basket of Nine Currencies Relative to the U.S. Dollar (70% Developed Markets + 30% Emerging Markets)

Investment Overview

The 95% Principal Protected Currency-Linked Notes due July 29, 2013 (the “notes”), provide investors with an opportunity to gain leveraged upside exposure to a basket of nine currencies composed of 70% developed market currencies (equally weighted among themselves) and 30% emerging market currencies (equally weighted among themselves) (the “basket”), valued relative to the U.S. dollar, while maintaining 1:1 downside exposure to any depreciation of the basket, subject to the minimum payment amount at maturity of $950 per note.

If, at maturity, the basket has appreciated as a whole relative to the U.S. dollar, the investment will return Par plus 105% to 115% of the amount of such appreciation (e.g. a 10% appreciation of the basket relative to the U.S. dollar will return 100% of principal plus an additional $105 to $115 per note at maturity).  If the basket has depreciated, the payment per note will be less than the $1,000 principal amount of notes by an amount proportionate to the depreciation of the basket, subject to the minimum payment amount of $950 per note.  The notes do not pay interest, and all payments on the notes, including the minimum payment amount, are subject to the credit risk of Morgan Stanley.

Maturity:	3.5 years
Basket composition:	▪ Developed market currencies: 70% ▪ Emerging market currencies: 30%
Partial principal protection at maturity:	95%
Payment at maturity:
(i)      If the basket appreciates,
Þ $1,000 + leveraged upside
(ii)     If the basket depreciates,
Þ 1:1 downside based on the performance of the basket, subject to the minimum payment amount of $950.
Note:  If the basket performance is negative (i.e.  the basket depreciates relative to the U.S. dollar), the payment at maturity will be less than the stated principal amount of $1,000 per note.  If the basket performance is zero, you will receive the stated principal amount of $1,000 per note at maturity.

January 2010	Page 2

95% Principal Protected Currency-Linked Notes due July 29, 2013
Based on the Performance of a Basket of Nine Currencies Relative to the U.S. Dollar (70% Developed Markets + 30% Emerging Markets)

Basket Overview

Basket Currencies 70% Developed Markets	Weighting	Quotation Convention	Basket Currencies 30% Emerging Markets	Weighting	Quotation Convention
Australian dollar (“AUD”)	11.6667%	# USD / 1 AUD	Brazilian real (“BRL”)	10.0000%	# BRL / 1 USD
British pound (“GBP”)	11.6667%	# USD / 1 GBP	Chinese renminbi (“CNY”)	10.0000%	# CNY / 1 USD
Canadian dollar (“CAD”)	11.6667%	# CAD / 1 USD	Indian rupee (“INR”)	10.0000%	# INR / 1 USD
Eurozone euro (“EUR”)	11.6667%	# USD / 1 EUR
Japanese yen (“JPY”)	11.6667%	# JPY / 1 USD
Swiss franc (“CHF”)	11.6667%	# CHF / 1 USD

Basket Historical Performance January 1, 2004 to December 21, 2009

The graph illustrates the effect of any offset and/or correlation among the basket currencies during such period.  The graph does not attempt to show your expected return on an investment in the notes at maturity. You cannot predict the future performance of any of the basket currencies or of the basket as a whole, or whether increases in the value of any of the basket currencies will be offset by decreases in the value of other basket currencies, based on their historical performance.

January 2010	Page 3

95% Principal Protected Currency-Linked Notes due July 29, 2013
Based on the Performance of a Basket of Nine Currencies Relative to the U.S. Dollar (70% Developed Markets + 30% Emerging Markets)

How Do Currency Exchange Rates Work?

▪	Exchange rates reflect the amount of one currency that can be exchanged for a unit of another currency.

▪
The basket performance represents the combined performance of the basket currencies relative to the U.S. dollar as expressed by the exchange rates of the basket currencies from the pricing date to the valuation date.

▪
In the case of the Australian dollar, the British pound and the Eurozone euro, exchange rates are expressed as the number of U.S. dollars per unit of the relevant basket currency.  As a result, an increase in the exchange rate means that the relevant basket currency has appreciated / strengthened relative to the U.S. dollar.  This means that one (1) unit of the relevant basket currency can purchase more U.S. dollars on the valuation date than it did on the pricing date.  Viewed another way, it takes fewer of the relevant basket currency to purchase one (1) U.S. dollar on the valuation date than it did on the pricing date.  In the example below, the Australian dollar has strengthened relative to the U.S. dollar by 10%:

Pricing Date (# USD / 1 AUD)	Valuation Date (#USD / 1 AUD)
0.88150	0.96965

▪
Conversely, a decrease in the exchange rate means that the relevant basket currency has depreciated / weakened relative to the U.S. dollar.  This means that one (1) unit of the relevant basket currency can purchase fewer U.S. dollars on the valuation date than it did on the pricing date.  Viewed another way, it takes more of the relevant basket currency to purchase one (1) U.S. dollar on the valuation date than it did on the pricing date.  In the example below, the Australian dollar has weakened relative to the U.S. dollar by 10%:

Pricing Date (# USD / 1 AUD)	Valuation Date (#USD / 1 AUD)
0.88150	0.79335

▪
In the case of the Brazilian real, the Canadian dollar, the Chinese renminbi, the Indian rupee, the Japanese yen and the Swiss franc, exchange rates are expressed as the number of units of that currency per one U.S. dollar.  As a result, a decrease in the exchange rate means that the relevant basket currency has appreciated / strengthened relative to the U.S. dollar.  This means that it takes fewer of the relevant basket currency to purchase one (1) U.S. dollar on the valuation date than it did on the pricing date.  Viewed another way, one (1) unit of the relevant basket currency can purchase more U.S. dollars on the valuation date than it did on the pricing date.  In the example below, the Chinese renminbi has strengthened relative to the U.S. dollar by 10%:

Pricing Date (# CNY / 1 USD)	Valuation Date (# CNY / 1 USD)
6.82850	6.20773

▪
Conversely, an increase in the exchange rate means that the relevant basket currency has depreciated / weakened relative to the U.S. dollar.  This means that it takes more of the relevant basket currency to purchase one (1) U.S. dollar on the valuation date than it did on the pricing date.  Viewed another way, one (1) unit of the relevant basket currency can purchase fewer U.S. dollars on the valuation date than it did on the pricing date.  In the example below, the Chinese renminbi has weakened relative to the U.S. dollar by 10%:

Pricing Date (# CNY / 1 USD)	Valuation Date (# CNY / 1 USD)
6.82850	7.58722

Actual exchange rates on the pricing date and valuation date will vary from those used in the examples above.

January 2010	Page 4

95% Principal Protected Currency-Linked Notes due July 29, 2013
Based on the Performance of a Basket of Nine Currencies Relative to the U.S. Dollar (70% Developed Markets + 30% Emerging Markets)

Key Benefits

Exposure to currencies is a component of asset class diversification.  Investors who believe they have underweight exposure to the foreign currencies in the basket, overweight exposure to the U.S. dollar, or those concerned about the risks associated with investing directly in currencies can use the notes to gain exposure to the basket currencies while protecting 95% of principal at maturity.

Leverage Performance	▪ Uncapped 105% to 115% upside participation in any basket appreciation.
Partial Principal Protection	▪ 95% principal protection at maturity regardless of the performance of the basket
Access

▪ Exposure to a basket of nine currencies valued relative to the U.S. dollar, composed of:

▪ 70% developed market currencies; and

▪ 30% emerging market currencies

▪ Diversification of underlying asset class exposure

Best Case Scenario	▪ The basket appreciates and the notes return par plus 105% to 115% uncapped upside participation in the appreciation of the basket.
Worst Case Scenario

▪ The basket depreciates and the notes redeem for less than the $1,000 stated principal amount by an amount proportionate to the depreciation of the basket as a whole, subject to the minimum payment amount of $950 per note (95% of the stated principal amount).

Summary of Key Risks (see page 14)

▪	The notes do not pay interest and provide a minimum payment amount of only 95% of principal.

▪	The return on your investment in the notes may be less than the amount that would be paid on conventional debt securities issued by us with similar maturities.

▪	The notes are subject to the credit risk of Morgan Stanley, and its credit ratings and credit spreads may adversely affect the market value of the notes.

▪	Currency exchange risk.

▪	Government intervention could materially and adversely affect the value of the notes.

▪	The recent global financial crisis may heighten currency exchange risks.

▪	Many unpredictable factors will affect the value of the notes.

▪	Even though the basket currencies trade around-the-clock, the notes will not.

▪	Changes in the value of one or more of the basket currencies may offset each other.

▪	The basket is subject to a risk of significant adverse fluctuations because it includes emerging markets currencies.

▪	The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices.

▪	Economic interests of the calculation agent may be potentially adverse to the investors.

▪	Issuer’s credit ratings may affect the market value of the notes.

▪	The notes will not be listed on any securities exchange and secondary trading may be limited.

▪	Hedging and trading activity by affiliates of the issuer could adversely affect exchange rates of the basket currencies.

January 2010	Page 5

95% Principal Protected Currency-Linked Notes due July 29, 2013
Based on the Performance of a Basket of Nine Currencies Relative to the U.S. Dollar (70% Developed Markets + 30% Emerging Markets)

Fact Sheet

The notes offered are senior unsecured obligations of Morgan Stanley, will pay no interest, provide for a minimum payment amount at maturity of only 95% of principal and have the terms described in these preliminary terms, as supplemented by the accompanying prospectus supplement for partially capital protected currency-linked notes and the prospectus.  At maturity, an investor will receive for each stated principal amount of notes that the investor holds, an amount in cash that may be more, equal to or less than the stated principal amount based on the performance of the basket as a whole.  The notes offered are senior notes issued as part of Morgan Stanley’s Series F Global Medium-Term Notes program.  All payments on the notes, including the repayment of principal, are subject to the credit risk of Morgan Stanley.
Expected Key Dates
Pricing date:	Original issue date:	Maturity date:
January , 2010	January , 2010 (3 business days after the pricing date)	July 29, 2013
Key Terms
Issuer:	Morgan Stanley
Aggregate principal amount:	$
Basket:
The basket consists of nine currencies valued relative to the U.S. dollar (each a “basket currency”) composed of 70% developed market currencies (equally weighted among themselves) and 30% emerging market currencies (equally weighted among themselves), as follows:

	Basket Currencies 70% Developed Markets	Weighting	Basket Currencies 30% Emerging Markets	Weighting
	Australian dollar (“AUD”)	11.6667%	Brazilian real (“BRL”)	10.0000%
	British pound (“GBP”)	11.6667%	Chinese renminbi (“CNY”)	10.0000%
	Canadian dollar (“CAD”)	11.6667%	Indian rupee (“INR”)	10.0000%
	Eurozone euro (“EUR”)	11.6667%
	Japanese yen (“JPY”)	11.6667%
	Swiss franc (“CHF”)	11.6667%
Issue price:	$1,000 per note (see “Syndicate Information” on page 10)
Stated principal amount:	$1,000 per note
Interest:	None
Issuer call right:	None
Denominations:	$1,000 and integral multiples thereof
Minimum payment amount:	$950 per note (95% of the stated principal amount)
Payment at maturity:
The following payment at maturity calculation supersedes in its entirety the applicable calculation in “Payment at Maturity” in the accompanying prospectus supplement for partially capital protected  currency-linked notes:
If the basket appreciates relative to the U.S. dollar (i.e. the basket performance is positive):
$1,000 + supplemental redemption amount
If the basket depreciates or does not appreciate relative to the U.S. dollar (i.e. the basket performance is zero or negative):
$1,000 + ($1,000  x   basket performance), subject to the minimum payment amount
If the basket depreciates, the basket performance will be negative and the payment at maturity will be less than the stated principal amount of $1,000 per note by an amount that is proportionate to the percentage depreciation of the basket.  However, under no circumstances will the payment at maturity be less than the minimum payment amount of $950 per note.

Supplemental redemption amount:	$1,000 times the basket performance times the participation rate.
Basket performance:	Sum of the currency performance values of each of the basket currencies.

A depreciation of one or more basket currencies will partially or wholly offset any appreciation in any of the other basket currencies such that the basket performance as a whole may be less than zero, in which case you will lose some of your investment.
Please see “Hypothetical Payout on the Notes” starting on page 11 for full examples of how to calculate the basket performance at maturity.

Currency performance:
With respect to AUD, EUR and GBP:
(final exchange rate / initial exchange rate) – 1
With respect to BRL, CAD, CHF, CNY, INR and JPY:
(initial exchange rate / final exchange rate) – 1
Under the terms of the notes, a positive currency performance means the basket currency has appreciated relative to the U.S. dollar, while a negative currency performance means the basket currency has depreciated relative to the U.S. dollar.

Risk Factors:	Please see “Risk Factors” beginning on page 14.

January 2010	Page 6

95% Principal Protected Currency-Linked Notes due July 29, 2013
Based on the Performance of a Basket of Nine Currencies Relative to the U.S. Dollar (70% Developed Markets + 30% Emerging Markets)

Currency performance value:	With respect to each basket currency, the weighted percentage appreciation or depreciation of such basket currency as represented by the following formula: currency performance x weighting
Participation rate:	105% to 115%. The participation rate will be determined on the pricing date.
Initial exchange rate:	For each basket currency, the exchange rate as posted on the applicable reference source on the pricing date
Final exchange rate:	For each basket currency, the exchange rate as posted on the applicable reference source on the valuation date

For a description of how the final exchange rate will be determined if the applicable reference source is unavailable and in certain other circumstances, please see the definition of “exchange rate” under “Description of Partially Capital Protected Currency-Linked Notes – General Terms of the Notes – Some Definitions” in the accompanying prospectus supplement.

Exchange rate:
With respect to AUD, EUR and GBP: the rate for conversion of U.S. dollars into one unit of such basket currency, as determined by reference to the applicable reference source.
With respect to BRL, CAD, CHF, CNY, INR and JPY: the rate for conversion of units of such basket currency into one U.S. dollar as determined by reference to the applicable reference source.
If any basket currency is lawfully eliminated, converted, redenominated or exchanged by the country that issued such basket currency after the pricing date and prior to the valuation date, the calculation agent, in its sole discretion, will determine the final exchange rate (or make such adjustment to the initial exchange rate) on the valuation date, in accordance with legal requirements and market practice.

Reference Source:	Basket Currency (Developed Markets)	Reference Source	Basket Currency (Emerging Markets)	Reference Source
	AUD	Reuters page “WMRSPOT12”	BRL	Reuters page “BRFR”
	GBP	Reuters page “WMRSPOT07”	CNY	Reuters page “SAEC”
	CAD	Reuters page “WMRSPOT09”	INR	Reuters page “RBIB”
	EUR	Reuters page “WMRSPOT05”
	JPY	Reuters page “WMRSPOT12”
	CHF	Reuters page “WMRSPOT07”
Valuation date:	July 24, 2013
Capital protected notes:
All references to “capital protected” in the accompanying prospectus supplement for partially capital protected currency-linked notes shall be deemed to refer to “principal protected” when read in conjunction with these preliminary terms.

January 2010	Page 7

95% Principal Protected Currency-Linked Notes due July 29, 2013
Based on the Performance of a Basket of Nine Currencies Relative to the U.S. Dollar (70% Developed Markets + 30% Emerging Markets)

General Information
Listing:	The notes will not be listed on any securities exchange.
CUSIP:	617482JT2
ISIN:	US617482JT22
Minimum ticketing size:	$1,000 / 1 note
Tax considerations:
Although the matter is not free from doubt, the notes will be treated as “contingent payment debt instruments” for U.S. federal income tax purposes, as described in the section of the accompanying prospectus supplement called “United States Federal Taxation — Tax Consequences to U.S. Holders.”  Under this treatment, if you are a U.S. taxable investor, you will generally be subject to annual income tax based on the “comparable yield” (as defined in the accompanying prospectus supplement) of the notes, even though no interest is payable on the notes.  In addition, any gain recognized by U.S. taxable investors on the sale or exchange, or at maturity, of the notes generally will be treated as ordinary income.  If the notes were priced on December 22, 2009, the “comparable yield” would be a rate of 2.9808% per annum, compounded semi-annually; however, the final comparable yield will be determined on the pricing date and may be significantly higher or lower than the comparable yield set forth above.  Based on the comparable yield set forth above, the “projected payment schedule” for a note (assuming an issue price of $1,000) consists of a projected amount equal to $1,109.3245 due at maturity. The comparable yield and the projected payment schedule for the notes will be updated in the final pricing supplement.  You should read the discussion under “United States Federal Taxation” in the accompanying prospectus supplement concerning the U.S. federal income tax consequences of an investment in the notes.

The following table states the amount of original issue discount (“OID”) (without taking into account any adjustments to reflect the difference, if any, between the actual and the projected amount of any contingent payments on the notes) that will be deemed to have accrued with respect to a note for each accrual period (assuming a day count convention of 30 days per month and 360 days per year), based upon the comparable yield set forth above.

ACCRUAL PERIOD	OID DEEMED TO ACCRUE DURING ACCRUAL PERIOD (PER NOTE)	TOTAL OID DEEMED TO HAVE ACCRUED FROM ORIGINAL ISSUE DATE (PER NOTE) AS OF END OF ACCRUAL PERIOD
Original Issue Date through June 30, 2010	$12.6684	$12.6684
July 1, 2010 through December 31, 2010	$15.0928	$27.7612
January 1, 2011 through June 30, 2011	$15.3178	$43.0790
July 1, 2011 through December 31, 2011	$15.5460	$58.6250
January 1, 2012 through June 30, 2012	$15.7777	$74.4027
July 1, 2012 through December 31, 2012	$16.0129	$90.4156
January 1, 2013 through June 30, 2013	$16.2516	$106.6672
July 1, 2013 through the Maturity Date	$2.6573	$109.3245

The comparable yield and the projected payment schedule are not provided for any purpose other than the determination of U.S. Holders’ accruals of OID and adjustments in respect of the notes, and we make no representation regarding the actual amounts of payments that will be made on a note.

If you are a non-U.S. investor, please also read the section of the accompanying prospectus supplement called “United States Federal Taxation — Tax Consequences to Non-U.S. Holders.”

You should consult your tax adviser regarding all aspects of the U.S. federal income tax consequences of an investment in the notes as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Trustee:	The Bank of New York Mellon (as successor trustee to JPMorgan Chase Bank, N.A.)
Agent:	Morgan Stanley & Co. Incorporated (“MS & Co.”)
Calculation agent:	Morgan Stanley Capital Services Inc. (“MSCS”)
Payment currency:	U.S. dollars
Use of proceeds and hedging:
The net proceeds we receive from the sale of the notes will be used for general corporate purposes and, in part, in connection with hedging our obligations under the notes through one or more of our subsidiaries.
On or prior to the pricing date, we, through our subsidiaries or others, expect to hedge our anticipated exposure in connection with the notes by taking positions in forwards and options contracts on the basket currencies or positions in any other available currencies or instruments that we may wish to use in connection with such hedging.  Such purchase activity could affect the exchange rate for the basket currencies, and, therefore, the exchange rate that must prevail with respect to the basket currencies on the valuation date before you would receive at maturity a payment that exceeds the stated principal amount of the notes.  For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying prospectus supplement.

January 2010	Page 8

95% Principal Protected Currency-Linked Notes due July 29, 2013
Based on the Performance of a Basket of Nine Currencies Relative to the U.S. Dollar (70% Developed Markets + 30% Emerging Markets)

Benefit plan investor considerations:
Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (a “Plan”) should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the notes.  Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our subsidiaries and affiliates, MS & Co., may be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also “Plans”).  Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the notes are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the notes are acquired pursuant to an exemption from the “prohibited transaction” rules.  A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the notes.  Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers).  In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than “adequate consideration” in connection with the transaction (the so-called “service provider” exemption).  There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the notes.

Because we may be considered a party in interest with respect to many Plans, the notes may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited.  Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the notes will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the notes that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such notes on behalf of or with “plan assets” of any Plan or with any assets of a governmental, non-U.S. or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding and disposition are not prohibited by ERISA or Section 4975 of the Code or any Similar Law. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the notes on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief.

Each purchaser and holder of the notes has exclusive responsibility for ensuring that its purchase, holding and disposition of the notes do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law.  The sale of any notes to any Plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the notes if the account, plan or annuity is for the benefit of an employee of Citigroup Global Markets Inc., Morgan Stanley or Morgan Stanley Smith Barney LLC (“MSSB”) or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of notes by the account, plan or annuity.

January 2010	Page 9

95% Principal Protected Currency-Linked Notes due July 29, 2013
Based on the Performance of a Basket of Nine Currencies Relative to the U.S. Dollar (70% Developed Markets + 30% Emerging Markets)

Additional considerations:
Client accounts over which Citigroup Inc., Morgan Stanley, MSSB or any of their respective subsidiaries have investment discretion are not permitted to purchase the notes, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:
The agent may distribute the notes through MSSB, as selected dealer, or other dealers, which may include Morgan Stanley & Co. International plc ("MSIP") and Bank Morgan Stanley AG.  MSSB, MSIP and Bank Morgan Stanley AG are affiliates of Morgan Stanley.  Selected dealers, including MSSB (an affiliate of the Agent), and their financial advisors will collectively receive from the Agent, MS & Co., a fixed sales commission of 3.00% for each note they sell.
MS & Co. is our wholly-owned subsidiary.  MS & Co. will conduct this offering in compliance with the requirements of NASD Rule 2720 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. In accordance with NASD Rule 2720, MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account without the prior written approval of the customer.

Contact:
Morgan Stanley Smith Barney clients may contact their local Morgan Stanley Smith Barney branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (866) 477-4776).  All other clients may contact their local brokerage representative.  Third-party distributors may contact Morgan Stanley Structured Investment Sales at (800) 233-1087.

Syndicate Information
Issue price of the notes	Selling concession	Principal amount of notes for any single investor
100.00%	3.00%	<$1MM
99.50%	2.50%	≥$1MM and <$3MM
99.25%	2.25%	≥$3MM and <$5MM
99.00%	2.00%	≥$5MM

Selling concessions allowed to dealers in connection with the offering may be reclaimed by the agent, if, within 30 days of the offering, the agent repurchases the notes distributed by such dealers.

This offering summary represents a summary of the terms and conditions of the notes.  We encourage you to read the accompanying prospectus supplement for partially capital protected currency-linked notes and prospectus related to this offering, which can be accessed via the hyperlinks on the front page of this document.

January 2010	Page 10

95% Principal Protected Currency-Linked Notes due July 29, 2013
Based on the Performance of a Basket of Nine Currencies Relative to the U.S. Dollar (70% Developed Markets + 30% Emerging Markets)

Hypothetical Payout on the Notes

Presented below are three full examples showing how to calculate the payment at maturity.

The following hypothetical examples are provided for illustrative purposes only.  Actual results will vary.  Currency exchange rates or basket performances used in the examples below are hypothetical and do not reflect actual exchange rates or basket performances.

Example 1:  The basket performance is positive.

Basket Currency	Weighting	Hypothetical Initial Exchange Rate	Hypothetical Final Exchange Rate	% Appreciation / Depreciation
AUD	11.6667%	0.88150	0.96965	10%
GBP	11.6667%	1.60500	1.76550	10%
CAD	11.6667%	1.06190	0.96536	10%
EUR	11.6667%	1.42820	1.57102	10%
JPY	11.6667%	91.17000	82.88182	10%
CHF	11.6667%	1.04630	0.95118	10%
BRL	10.0000%	1.78460	1.62236	10%
CNY	10.0000%	6.82850	6.20773	10%
INR	10.0000%	46.84500	42.58636	10%

Basket performance = Sum of currency performance values
[(Final AUD exchange rate / Initial AUD exchange rate) – 1]  x  11.6667%, plus
[(Final GBP exchange rate / Initial GBP exchange rate) – 1]  x  11.6667%, plus
[(Initial CAD exchange rate / Final CAD exchange rate) – 1]  x  11.6667%, plus
[(Final EUR exchange rate / Initial EUR exchange rate) – 1]  x  11.6667%, plus
[(Initial JPY exchange rate / Final JPY exchange rate) – 1]  x  11.6667%, plus
[(Initial CHF exchange rate / Final CHF exchange rate) – 1]  x  11.6667%, plus
[(Initial BRL exchange rate / Final BRL exchange rate) – 1]  x  10.0000%, plus
[(Initial CNY exchange rate / Final CNY exchange rate) – 1]  x  10.0000%, plus
[(Initial INR exchange rate / Final INR exchange rate) – 1]  x  10.0000%

So, using the hypothetical exchange rates above:

[(0.96965 / 0.88150) - 1] x 11.6667% = 1.1667%, plus
[(1.76550 / 1.60500) - 1] x 11.6667% = 1.1667%, plus
[(1.06190 / 0.96536) - 1] x 11.6667% = 1.1667%, plus
[(1.57102 / 1.42820) - 1] x 11.6667% = 1.1667%, plus
[(91.17000 / 82.88182) - 1] x 11.6667% = 1.1667%, plus
[(1.04630 / 0.95118) - 1] x 11.6667% = 1.1667%, plus
[(1.78460 / 1.62236) - 1] x 10.0000% = 1.0000%, plus
[(6.82850 / 6.20773) - 1] x 10.0000% = 1.0000%, plus
[(46.84500 / 42.58636) - 1] x 10.0000% = 1.0000%

Hypothetical basket performance	=	10%
Payment at maturity	=	$1,000 + supplemental redemption amount
Hypothetical participation rate	=	110%
Supplemental redemption amount	=	$1,000 x basket performance x participation rate
	=	$1,000 x 10% x 110% = $110

Because the basket performance is greater than zero, investors will receive a supplemental redemption amount.  Therefore, the total payment at maturity per note will be $1,110, which is the sum of the $1,000 stated principal amount and the supplemental redemption amount of $110.

January 2010	Page 11

95% Principal Protected Currency-Linked Notes due July 29, 2013
Based on the Performance of a Basket of Nine Currencies Relative to the U.S. Dollar (70% Developed Markets + 30% Emerging Markets)

Example 2:  The basket performance is negative.

Basket Currency	Weighting	Hypothetical Initial Exchange Rate	Hypothetical Final Exchange Rate	% Appreciation / Depreciation
AUD	11.6667%	0.88150	0.79335	-10%
GBP	11.6667%	1.60500	1.44450	-10%
CAD	11.6667%	1.06190	0.96536	10%
EUR	11.6667%	1.42820	1.14256	-20%
JPY	11.6667%	91.17000	82.88182	10%
CHF	11.6667%	1.04630	1.74383	-40%
BRL	10.0000%	1.78460	1.62236	10%
CNY	10.0000%	6.82850	6.20773	10%
INR	10.0000%	46.84500	42.58636	10%

Basket performance = Sum of currency performance values
[(Final AUD exchange rate / Initial AUD exchange rate) – 1]  x  11.6667%, plus
 [(Final GBP exchange rate / Initial GBP exchange rate) – 1]  x  11.6667%, plus
[(Initial CAD exchange rate / Final CAD exchange rate) – 1]  x  11.6667%, plus
 [(Final EUR exchange rate / Initial EUR exchange rate) – 1]  x  11.6667%, plus
 [(Initial JPY exchange rate / Final JPY exchange rate) – 1]  x  11.6667%, plus
[(Initial CHF exchange rate / Final CHF exchange rate) – 1]  x  11.6667%, plus
[(Initial BRL exchange rate / Final BRL exchange rate) – 1]  x  10.0000%, plus
[(Initial CNY exchange rate / Final CNY exchange rate) – 1]  x  10.0000%, plus
[(Initial INR exchange rate / Final INR exchange rate) – 1]  x  10.0000%

So, using the hypothetical exchange rates above:

[(0.79335 / 0.88150) - 1] x 11.6667% = -1.1667%, plus
[(1.44450 / 1.60500) - 1] x 11.6667% = -1.1667%, plus
[(1.06190 / 0.96536) - 1] x 11.6667% = 1.1667%, plus
[(1.14256 / 1.42820) - 1] x 11.6667% = -2.3333%, plus
[(91.17000 / 82.88182) - 1] x 11.6667% = 1.1667%, plus
[(1.04630 / 1.74383) - 1] x 11.6667% = -4.6667%, plus
[(1.78460 / 1.62236) - 1] x 10.0000% = 1.0000%, plus
[(6.82850 / 6.20773) - 1] x 10.0000% = 1.0000%, plus
[(46.84500 / 42.58636) - 1] x 10.0000% = 1.0000%

Hypothetical basket performance	=	– 4.00%
Payment at maturity	=	$1,000 + ($1,000 x basket performance); subject to the minimum payment amount of $950
	=	$1,000 + ($1,000 x (– 4.00%))
	=	$1,000 + (-$40)
	=	$960

The basket performance may be equal to or less than 0% even though one or more basket currencies have strengthened relative to the U.S. dollar over the term of the notes as this strengthening may be moderated, or wholly offset, by the weakening or lesser strengthening relative to the U.S. dollar of one or more of the other basket currencies.  In this example, the appreciation of the Canadian dollar, Japanese yen, Brazilian real, Chinese renminbi and India rupee is more than offset by the depreciation of the Australian dollar, British pound, Eurozone euro and Swiss franc.

January 2010	Page 12

95% Principal Protected Currency-Linked Notes due July 29, 2013
Based on the Performance of a Basket of Nine Currencies Relative to the U.S. Dollar (70% Developed Markets + 30% Emerging Markets)

Example 3: The basket performance is significantly less than zero

Basket Currency	Weighting	Hypothetical Initial Exchange Rate	Hypothetical Final Exchange Rate	% Appreciation / Depreciation
AUD	11.6667%	0.88150	0.79335	-10%
GBP	11.6667%	1.60500	1.44450	-10%
CAD	11.6667%	1.06190	0.96536	10%
EUR	11.6667%	1.42820	1.28538	-10%
JPY	11.6667%	91.17000	82.88182	10%
CHF	11.6667%	1.04630	1.16256	-10%
BRL	10.0000%	1.78460	2.23075	-20%
CNY	10.0000%	6.82850	8.53563	-20%
INR	10.0000%	46.84500	58.55625	-20%

Basket performance = Sum of currency performance values
[(Final AUD exchange rate / Initial AUD exchange rate) – 1]  x  11.6667%, plus
 [(Final GBP exchange rate / Initial GBP exchange rate) – 1]  x  11.6667%, plus
[(Initial CAD exchange rate / Final CAD exchange rate) – 1]  x  11.6667%, plus
 [(Final EUR exchange rate / Initial EUR exchange rate) – 1]  x  11.6667%, plus
 [(Initial JPY exchange rate / Final JPY exchange rate) – 1]  x  11.6667%, plus
[(Initial CHF exchange rate / Final CHF exchange rate) – 1]  x  11.6667%, plus
[(Initial BRL exchange rate / Final BRL exchange rate) – 1]  x  10.0000%, plus
[(Initial CNY exchange rate / Final CNY exchange rate) – 1]  x  10.0000%, plus
[(Initial INR exchange rate / Final INR exchange rate) – 1]  x  10.0000%

So, using the hypothetical exchange rates above:

[(0.79335 / 0.88150) - 1] x 11.6667% = -1.1667%, plus
[(1.44450 / 1.60500) - 1] x 11.6667% = -1.1667%, plus
[(1.06190 / 0.96536) - 1] x 11.6667% = 1.1667%, plus
[(1.28538 / 1.42820) - 1] x 11.6667% = -1.1667%, plus
[(91.17000 / 82.88182) - 1] x 11.6667% = 1.1667%, plus
[(1.04630 / 1.16256) - 1] x 11.6667% = -1.1667%, plus
[(1.78460 / 2.23075) - 1] x 10.0000% = -2.0000%, plus
[(6.82850 / 8.53563) - 1] x 10.0000% = -2.0000%, plus
[(46.84500 / 58.55625) - 1] x 10.0000% = -2.0000%

Hypothetical basket performance	=	– 8.333%
Payment at maturity	=	$1,000 + ($1,000 x basket performance); subject to the minimum payment amount of $950
	=	$1,000 + ($1,000 x (– 8.333%))
	=	$1,000 + (-$83.33)
	=	The minimum payment amount of $950

In this example, since $916.67 is less than the minimum payment amount of $950, the investor will receive the minimum payment amount.

January 2010	Page 13

95% Principal Protected Currency-Linked Notes due July 29, 2013
Based on the Performance of a Basket of Nine Currencies Relative to the U.S. Dollar (70% Developed Markets + 30% Emerging Markets)

Risk Factors

The notes are financial instruments that are suitable only for investors who are capable of understanding the complexities and risks specific to the notes.  Accordingly, you should consult your own financial and legal advisers as to the risks entailed by an investment in the notes and the suitability of such notes in light of your particular circumstances.  The notes are not secured debt and investing in the notes is not equivalent to investing directly in the basket currencies.  The following is a non-exhaustive list of certain key considerations for investors in the notes.  For a complete list of considerations and risk factors, please see the accompanying prospectus supplement and prospectus.  You should carefully consider whether the notes are suited to your particular circumstances before you decide to purchase them.

▪
The notes do not pay interest and provide a minimum payment amount of only 95% of principal.  The terms of the notes differ from those of ordinary debt securities in that the notes do not pay interest and provide for a minimum payment amount of only 95% of the principal at maturity.  If the basket as a whole has depreciated, the payout at maturity will be an amount in cash that is less than the $1,000 stated principal amount of each note by an amount proportionate to the decrease in the value of the basket, subject to the minimum payment amount of $950 per note (95% of the stated principal amount).

▪
The return on your investment in the notes may be less than the amount that would be paid on conventional debt securities issued by us with similar maturities.  The overall return on your investment in the notes may be less than the amount that would be paid on a conventional debt security of comparable maturity issued by us.  The payment of the supplemental redemption amount, if any, and the return of the stated principal amount of the notes at maturity may not compensate you for the effects of inflation and other factors relating to the value of money over time.

▪
The notes are subject to the credit risk of Morgan Stanley, and its credit ratings and credit spreads may adversely affect the market value of the notes. Investors are dependent on Morgan Stanley’s ability to pay all amounts due on the notes at maturity, and therefore investors are subject to Morgan Stanley’s credit risk and to changes in the market's view of Morgan Stanley’s creditworthiness. Any decline in Morgan Stanley’s credit ratings or increase in the credit spreads charged by the market for taking Morgan Stanley credit risk is likely to adversely affect the market value of the notes.

▪
Currency exchange risk. Fluctuations in the exchange rates between the U.S. dollar and the basket currencies will affect the value of the notes.  Exchange rate movements for a particular currency against the U.S. dollar are volatile and are the result of numerous factors specific to that country and the United States including the supply of, and the demand for, those currencies, as well as government policy, intervention or actions, but are also influenced significantly from time to time by political or economic developments, and by macroeconomic factors and speculative actions related to different regions.  Changes in exchange rates result over time from the interaction of many factors directly or indirectly affecting economic and political conditions in the related countries.  Of particular importance to potential currency exchange risk are: (i) rates of inflation; (ii) interest rate levels; (iii) balance of payments; and (iv) the extent of governmental surpluses or deficits in the relevant foreign country and the U.S.  All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries and the U.S. and other countries important to international trade and finance.  The weakening of any of the basket currencies relative to the U.S. dollar may have a material adverse effect on the value of the notes and the return on an investment in the notes.

▪
Government intervention could materially and adversely affect the value of the notes.  Foreign exchange rates can be fixed by the sovereign government, allowed to float within a range of exchange rates set by the government, or left to float freely.  Governments, including those issuing the basket currencies and the United States, use a variety of techniques, such as intervention by their central bank or imposition of regulatory controls or taxes, to affect the exchange rates of their respective currencies.  They may also issue a new currency to replace an existing currency, fix the exchange rate or alter the exchange rate or relative exchange characteristics by devaluation or revaluation of a currency.  Thus, a special risk in purchasing the notes is that their trading value and amount payable could be affected by the actions of sovereign governments, fluctuations in response to other market forces and the movement of currencies across borders.

▪
The recent global financial crisis may heighten currency exchange risks.  In periods of financial turmoil, capital can move quickly out of regions that are perceived to be more vulnerable to the effects of the crisis than others with sudden and severely adverse consequences to the currencies of those regions.  In addition, governments around the world, including the United States government and governments of other major world currencies, have recently made, and may be expected to continue to make, very significant interventions in their economies, and sometimes directly in their currencies.  Such interventions affect currency exchange rates globally and, in particular, the value of the basket currencies relative to the U.S. dollar.  For example, the Russian Central Bank devalued the ruble several times at the end of 2008 in response to economic and market conditions, primarily significant decreases in the price of oil.  Further interventions, other government actions or suspensions of actions, as well as other changes in government economic policy or other financial or economic events affecting the currency markets, may cause currency exchange rates to

January 2010	Page 14

95% Principal Protected Currency-Linked Notes due July 29, 2013
Based on the Performance of a Basket of Nine Currencies Relative to the U.S. Dollar (70% Developed Markets + 30% Emerging Markets)

▪
fluctuate sharply in the future, which could have a material adverse effect on the value of the notes and your return on your investment in the notes at maturity.  The basket of currencies has been very volatile in recent periods and we can give no assurance that this volatility will not continue in the future.  See the historical graph under “Basket Overview” and “Historical Information”.

▪
Many unpredictable factors will affect the value of the notes.  These include: (i) exchange rates of the basket currencies; (ii) interest rate levels; (iii) volatility of the basket currencies; (iv) geopolitical conditions and economic, financial; regulatory, political, judicial or other events that affect foreign exchange markets; (v) the time remaining to the maturity; (vi) availability of comparable instruments; (vii) intervention by the governments of the related basket currencies and the U.S.; and (viii) any actual or anticipated changes in our credit ratings or credit spreads.  In addition, currency markets are subject to temporary distortions or other disruptions due to various factors, including lack of liquidity, participation of speculators and government regulation and intervention.  As a result, the market value of the notes will vary and sale of the notes prior to maturity may result in a loss.

▪
Even though the basket currencies trade around-the-clock, the notes will not. Because the inter-bank market in foreign currencies is a global, around-the-clock market, the hours of trading for the notes, if any, will not conform to the hours during which the underlying basket currencies are traded.  Consequently, significant price and rate movements may take place in the underlying foreign exchange markets that will not be reflected immediately in the price of the notes.  Additionally, there is no systematic reporting of last-sale information for foreign currencies which, combined with the limited availability of quotations to individual investors, may make it difficult for many investors to obtain timely and accurate data regarding the state of the underlying foreign exchange markets.

▪
Changes in the value of one or more of the basket currencies may offset each other. A decrease in the value of one or more of the basket currencies may wholly or partially offset any increase in the value of the other basket currencies.

▪
The basket is subject to a risk of significant adverse fluctuations because it includes emerging markets currencies. The notes are linked to the performance of a basket including 30% emerging markets currencies.  There is an increased risk of significant adverse fluctuations in the performance of currencies of less developed and less stable economies.  Currencies of emerging economies are often subject to more frequent and larger central bank interventions than currencies of developed countries and are also more likely to be affected drastic changes in monetary or exchange rate policies of the relevant country, which may negatively affect the value of the notes.  For special risks related to the basket currencies, please see the relevant descriptions under “Annex I—Certain Additional Currency Exchange Rate Risks” in the accompanying prospectus supplement.

▪
The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the price, if any, at which MS & Co. is willing to purchase notes in secondary market transactions will likely be lower than the original issue price, since the original issue price will include, and secondary market prices are likely to exclude, commissions paid with respect to the notes as well as the cost of hedging its obligations under the notes.  The cost of hedging includes the projected profit that our subsidiaries may realize in consideration for assuming the risks inherent in managing the hedging transactions.  In addition, any secondary market prices may differ from values determined by pricing models used by MS & Co. as a result of dealer discounts, mark-ups or other transaction costs.

▪
Economic interests of the calculation agent may be potentially adverse to the investors. The calculation agent is an affiliate of the issuer.  Any determinations made by the calculation agent may adversely affect the payment to you at maturity.

▪
The notes will not be listed on any securities exchange and secondary trading may be limited.  The notes will not be listed on any securities exchange.  Therefore, there may be little or no secondary market for the notes.  MS & Co. may, but is not obligated to, make a market in the notes.  Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily.  Because we do not expect that other broker-dealers will participate significantly in the secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which MS & Co. is willing to transact.  If, at any time, MS & Co. were not to make a market in the notes, it is likely that there would be no secondary market for the notes.  Accordingly, you should be willing to hold your notes to maturity.

January 2010	Page 15

95% Principal Protected Currency-Linked Notes due July 29, 2013
Based on the Performance of a Basket of Nine Currencies Relative to the U.S. Dollar (70% Developed Markets + 30% Emerging Markets)

▪
Hedging and trading activity by affiliates of the issuer could adversely affect exchange rates of the basket currencies. Affiliates of the issuer will carry out hedging activities related to the notes (and possibly to other instruments linked to the basket currencies), including trading in futures, forwards and/or options contracts on the basket currencies as well as in other instruments related to the basket currencies.  Affiliates of the issuer also trade the basket currencies and other financial instruments related to the basket currencies on a regular basis as part of their general broker-dealer, proprietary trading and other businesses.  Any of these hedging or trading activities on or prior to the pricing date could increase the value of the basket currencies and, as a result, could increase the value against the U.S. dollar at which the basket currencies must close on the valuation date before you receive a payment at maturity that exceeds the stated principal amount of the notes.

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95% Principal Protected Currency-Linked Notes due July 29, 2013
Based on the Performance of a Basket of Nine Currencies Relative to the U.S. Dollar (70% Developed Markets + 30% Emerging Markets)

Historical Information

The following tables set forth the published high, low and end-of-quarter exchange rates for each of the basket currencies for each quarter in the period from January 1, 2004 through December 21, 2009.  The related graphs set forth exchange rates of each basket currency relative to the U.S. dollar for such period.  We obtained the information in the tables and graphs below from Bloomberg Financial Markets (“Bloomberg”), without independent verification.  We will not use Bloomberg to determine the applicable exchange rates.  You cannot predict the future performance of any of the basket currencies or of the basket as a whole, or whether the strengthening of any of the basket currencies relative to the U.S. dollar will be offset by the weakening of other basket currencies relative to the U.S. dollar, based on their historical performance.

AUD (# USD / 1 AUD)	High	Low	Period End
2004
First Quarter	0.7985	0.7336	0.7667
Second Quarter	0.7668	0.6824	0.6993
Third Quarter	0.7323	0.6885	0.7277
Fourth Quarter	0.7917	0.7216	0.7803
2005
First Quarter	0.7984	0.7553	0.7729
Second Quarter	0.7813	0.7495	0.7624
Third Quarter	0.7750	0.7393	0.7620
Fourth Quarter	0.7636	0.7242	0.7328
2006
First Quarter	0.7582	0.7049	0.7164
Second Quarter	0.7758	0.7158	0.7421
Third Quarter	0.7711	0.7419	0.7461
Fourth Quarter	0.7910	0.7421	0.7885
2007
First Quarter	0.8099	0.7704	0.8086
Second Quarter	0.8494	0.8132	0.8494
Third Quarter	0.8879	0.7912	0.8879
Fourth Quarter	0.9341	0.8573	0.8751
2008
First Quarter	0.9490	0.8613	0.9131
Second Quarter	0.9629	0.9072	0.9585
Third Quarter	0.9793	0.7907	0.7924
Fourth Quarter	0.7874	0.6013	0.7026
2009
First Quarter	0.7233	0.6300	0.6913
Second Quarter	0.8209	0.6966	0.8064
Third Quarter	0.8828	0.7786	0.8828
Fourth Quarter (through December 21, 2009)	0.9369	0.8652	0.8815

Australian dollar January 1, 2004 to December 21, 2009 (expressed as units of USD per 1 AUD)

January 2010	Page 17

95% Principal Protected Currency-Linked Notes due July 29, 2013
Based on the Performance of a Basket of Nine Currencies Relative to the U.S. Dollar (70% Developed Markets + 30% Emerging Markets)

GBP (# USD / 1 GBP)	High	Low	Period End
2004
First Quarter	1.9047	1.7830	1.8462
Second Quarter	1.8572	1.7559	1.8203
Third Quarter	1.8730	1.7731	1.8120
Fourth Quarter	1.9467	1.7795	1.9181
2005
First Quarter	1.9291	1.8547	1.8905
Second Quarter	1.9193	1.7915	1.7915
Third Quarter	1.8444	1.7376	1.7643
Fourth Quarter	1.7845	1.7142	1.7230
2006
First Quarter	1.7875	1.7199	1.7372
Second Quarter	1.8946	1.7392	1.8483
Third Quarter	1.9079	1.8184	1.8721
Fourth Quarter	1.9816	1.8535	1.9588
2007
First Quarter	1.9813	1.9205	1.9678
Second Quarter	2.0087	1.9626	2.0087
Third Quarter	2.0626	1.9812	2.0472
Fourth Quarter	2.1075	1.9774	1.9850
2008
First Quarter	2.0335	1.9418	1.9837
Second Quarter	1.9979	1.9455	1.9923
Third Quarter	2.0058	1.7530	1.7805
Fourth Quarter	1.7714	1.4392	1.4593
2009
First Quarter	1.5216	1.3753	1.4323
Second Quarter	1.6591	1.4468	1.6458
Third Quarter	1.6989	1.5882	1.5982
Fourth Quarter (through December 21, 2009)	1.6050	1.5799	1.6050

British pound January 1, 2004 to December 21, 2009 (expressed as units of USD per 1 GBP)

January 2010	Page 18

95% Principal Protected Currency-Linked Notes due July 29, 2013
Based on the Performance of a Basket of Nine Currencies Relative to the U.S. Dollar (70% Developed Markets + 30% Emerging Markets)

CAD (# CAD / 1 USD)	High	Low	Period End
2004
First Quarter	1.3427	1.2716	1.3093
Second Quarter	1.3967	1.3073	1.3328
Third Quarter	1.3331	1.2613	1.2613
Fourth Quarter	1.2717	1.1774	1.2019
2005
First Quarter	1.2553	1.2012	1.2104
Second Quarter	1.2694	1.2143	1.2251
Third Quarter	1.2436	1.1630	1.1630
Fourth Quarter	1.1939	1.1501	1.1620
2006
First Quarter	1.1720	1.1316	1.1686
Second Quarter	1.1710	1.0986	1.1170
Third Quarter	1.1417	1.1037	1.1180
Fourth Quarter	1.1657	1.1153	1.1657
2007
First Quarter	1.1845	1.1540	1.1540
Second Quarter	1.1594	1.0585	1.0653
Third Quarter	1.0787	0.9922	0.9922
Fourth Quarter	1.0208	0.9203	0.9984
2008
First Quarter	1.0349	0.9753	1.0253
Second Quarter	1.0294	0.9838	1.0215
Third Quarter	1.0752	0.9999	1.0644
Fourth Quarter	1.2962	1.0627	1.2188
2009
First Quarter	1.3012	1.1797	1.2602
Second Quarter	1.2600	1.0812	1.1623
Third Quarter	1.1675	1.0646	1.0695
Fourth Quarter (through December 21, 2009)	1.0848	1.0236	1.0619

Canadian dollar January 1, 2004 to December 21, 2009 (expressed as units of CAD per 1 USD)

January 2010	Page 19

95% Principal Protected Currency-Linked Notes due July 29, 2013
Based on the Performance of a Basket of Nine Currencies Relative to the U.S. Dollar (70% Developed Markets + 30% Emerging Markets)

EUR (#USD / 1 EUR)	High	Low	Period End
2004
First Quarter	1.2842	1.2128	1.2316
Second Quarter	1.2365	1.1822	1.2199
Third Quarter	1.2452	1.2011	1.2436
Fourth Quarter	1.3637	1.2285	1.3554
2005
First Quarter	1.3465	1.2757	1.2964
Second Quarter	1.3087	1.2032	1.2108
Third Quarter	1.2542	1.1902	1.2026
Fourth Quarter	1.2179	1.1670	1.1849
2006
First Quarter	1.2307	1.1820	1.2118
Second Quarter	1.2928	1.2092	1.2791
Third Quarter	1.2892	1.2505	1.2674
Fourth Quarter	1.3343	1.2513	1.3197
2007
First Quarter	1.3385	1.2893	1.3354
Second Quarter	1.3652	1.3302	1.3541
Third Quarter	1.4267	1.3426	1.4267
Fourth Quarter	1.4872	1.4048	1.4589
2008
First Quarter	1.5845	1.4454	1.5788
Second Quarter	1.5991	1.5380	1.5755
Third Quarter	1.5938	1.3998	1.4092
Fourth Quarter	1.4419	1.2453	1.3971
2009
First Quarter	1.4045	1.2530	1.3250
Second Quarter	1.4303	1.2921	1.4033
Third Quarter	1.4790	1.3884	1.4640
Fourth Quarter (through December 21, 2009)	1.5134	1.4282	1.4282

Eurozone euro January 1, 2004 to December 21, 2009 (expressed as units of USD per 1 EUR)

January 2010	Page 20

95% Principal Protected Currency-Linked Notes due July 29, 2013
Based on the Performance of a Basket of Nine Currencies Relative to the U.S. Dollar (70% Developed Markets + 30% Emerging Markets)

JPY (# JPY / 1 USD)	High	Low	Period End
2004
First Quarter	112.0400	104.2200	104.2200
Second Quarter	114.5100	103.6800	108.7700
Third Quarter	111.9900	108.1900	110.0500
Fourth Quarter	111.3500	102.0800	102.6300
2005
First Quarter	107.5700	102.0500	107.1500
Second Quarter	110.9200	104.4600	110.9200
Third Quarter	113.5100	109.1600	113.5100
Fourth Quarter	121.0400	113.3000	117.7500
2006
First Quarter	119.0400	114.1500	117.7800
Second Quarter	118.6900	109.7400	114.4400
Third Quarter	118.1800	114.0200	118.1800
Fourth Quarter	119.7800	114.8800	119.0500
2007
First Quarter	121.9400	115.5300	117.8300
Second Quarter	123.8900	117.8600	123.1700
Third Quarter	123.4100	113.3800	114.8100
Fourth Quarter	117.6100	107.4100	111.7500
2008
First Quarter	111.6400	97.3300	99.6900
Second Quarter	108.2200	100.9500	106.2100
Third Quarter	110.5300	104.1800	106.1100
Fourth Quarter	105.7100	87.2400	90.6400
2009
First Quarter	99.1500	88.7500	98.9600
Second Quarter	100.9900	94.4100	96.3600
Third Quarter	97.5700	89.6300	89.7000
Fourth Quarter (through December 21, 2009)	92.1900	86.4100	91.1700

Japanese yen January 1, 2004 to December 21, 2009 (expressed as units of JPY per 1 USD)

January 2010	Page 21

95% Principal Protected Currency-Linked Notes due July 29, 2013
Based on the Performance of a Basket of Nine Currencies Relative to the U.S. Dollar (70% Developed Markets + 30% Emerging Markets)

CHF (# CHF / 1 USD)	High	Low	Period End
2004
First Quarter	1.2961	1.2211	1.2659
Second Quarter	1.3148	1.2370	1.2487
Third Quarter	1.2826	1.2229	1.2461
Fourth Quarter	1.2649	1.1310	1.1403
2005
First Quarter	1.2243	1.1481	1.1965
Second Quarter	1.2824	1.1781	1.2814
Third Quarter	1.3039	1.2299	1.2939
Fourth Quarter	1.3256	1.2708	1.3134
2006
First Quarter	1.3228	1.2569	1.3042
Second Quarter	1.3044	1.1974	1.2231
Third Quarter	1.2554	1.2235	1.2506
Fourth Quarter	1.2728	1.1923	1.2201
2007
First Quarter	1.2535	1.2070	1.2155
Second Quarter	1.2462	1.2015	1.2215
Third Quarter	1.2192	1.1637	1.1637
Fourth Quarter	1.1864	1.0969	1.1335
2008
First Quarter	1.1332	0.9844	0.9931
Second Quarter	1.0572	0.9987	1.0210
Third Quarter	1.1381	1.0092	1.1221
Fourth Quarter	1.2254	1.0602	1.0687
2009
First Quarter	1.1852	1.0617	1.1394
Second Quarter	1.1689	1.0616	1.0859
Third Quarter	1.0903	1.0236	1.0363
Fourth Quarter (through December 21, 2009)	1.0476	0.9964	1.0463

Swiss franc January 1, 2004 to December 21, 2009 (expressed as units of CHF per 1 USD)

January 2010	Page 22

95% Principal Protected Currency-Linked Notes due July 29, 2013
Based on the Performance of a Basket of Nine Currencies Relative to the U.S. Dollar (70% Developed Markets + 30% Emerging Markets)

BRL (# BRL / 1 USD)	High	Low	Period End
2004
First Quarter	2.9645	2.7820	2.8953
Second Quarter	3.2118	2.8755	3.0850
Third Quarter	3.0782	2.8505	2.8608
Fourth Quarter	2.8800	2.6530	2.6560
2005
First Quarter	2.7640	2.5665	2.6790
Second Quarter	2.6588	2.3325	2.3325
Third Quarter	2.4870	2.2140	2.2275
Fourth Quarter	2.3800	2.1615	2.3355
2006
First Quarter	2.3364	2.1040	2.1640
Second Quarter	2.3525	2.0555	2.1650
Third Quarter	2.2244	2.1230	2.1690
Fourth Quarter	2.1912	2.1294	2.1364
2007
First Quarter	2.1523	2.0444	2.0594
Second Quarter	2.0478	1.9045	1.9290
Third Quarter	2.0930	1.8336	1.8336
Fourth Quarter	1.8390	1.7330	1.7800
2008
First Quarter	1.8306	1.6689	1.7519
Second Quarter	1.7444	1.5915	1.6037
Third Quarter	1.9634	1.5600	1.9046
Fourth Quarter	2.5127	1.9176	2.3145
2009
First Quarter	2.4473	2.1765	2.3228
Second Quarter	2.2737	1.9231	1.9518
Third Quarter	2.0092	1.7670	1.7670
Fourth Quarter (through December 21, 2009)	1.7866	1.6989	1.7846

Brazilian real January 1, 2004 to December 21, 2009 (expressed as units of BRL per 1 USD)

January 2010	Page 23

95% Principal Protected Currency-Linked Notes due July 29, 2013
Based on the Performance of a Basket of Nine Currencies Relative to the U.S. Dollar (70% Developed Markets + 30% Emerging Markets)

CNY (# CNY / 1 USD)	High	Low	Period End
2004
First Quarter	8.2775	8.2766	8.2770
Second Quarter	8.2773	8.2765	8.2766
Third Quarter	8.2771	8.2765	8.2765
Fourth Quarter	8.2768	8.2763	8.2765
2005
First Quarter	8.2766	8.2763	8.2764
Second Quarter	8.2767	8.2763	8.2764
Third Quarter	8.2765	8.0871	8.0920
Fourth Quarter	8.0920	8.0702	8.0702
2006
First Quarter	8.0702	8.0172	8.0172
Second Quarter	8.0265	7.9943	7.9943
Third Quarter	8.0048	7.8965	7.9040
Fourth Quarter	7.9149	7.8045	7.8045
2007
First Quarter	7.8143	7.7269	7.7315
Second Quarter	7.7350	7.6151	7.6151
Third Quarter	7.6059	7.5036	7.5105
Fourth Quarter	7.5276	7.3036	7.3036
2008
First Quarter	7.3041	7.0116	7.0120
Second Quarter	7.0185	6.8544	6.8544
Third Quarter	6.8792	6.8113	6.8460
Fourth Quarter	6.8871	6.8171	6.8277
2009
First Quarter	6.8519	6.8270	6.8339
Second Quarter	6.8372	6.8192	6.8305
Third Quarter	6.8362	6.8259	6.8264
Fourth Quarter (through December 21, 2009)	6.8311	6.8233	6.8285

Chinese renminbi January 1, 2004 to December 21, 2009 (expressed as units of CNY per 1 USD)

January 2010	Page 24

95% Principal Protected Currency-Linked Notes due July 29, 2013
Based on the Performance of a Basket of Nine Currencies Relative to the U.S. Dollar (70% Developed Markets + 30% Emerging Markets)

INR (# INR / 1 USD)	High	Low	Period End
2004
First Quarter	45.6400	43.6000	43.6000
Second Quarter	46.2500	43.5375	46.0600
Third Quarter	46.4713	45.6650	45.9500
Fourth Quarter	45.9000	43.4600	43.4600
2005
First Quarter	43.9300	43.4200	43.7450
Second Quarter	43.8300	43.2900	43.4850
Third Quarter	44.1500	43.1750	44.0150
Fourth Quarter	46.3100	44.1275	45.0500
2006
First Quarter	45.0925	44.1175	44.6225
Second Quarter	46.3900	44.6012	46.0400
Third Quarter	46.8750	45.7700	45.8675
Fourth Quarter	45.8800	44.2700	44.2700
2007
First Quarter	44.6575	43.0350	43.4750
Second Quarter	43.1450	40.4900	40.7225
Third Quarter	41.3162	39.7035	39.8450
Fourth Quarter	39.9000	39.2775	39.4125
2008
First Quarter	40.7300	39.2650	40.1175
Second Quarter	43.0400	39.7650	43.0400
Third Quarter	46.9550	42.0637	46.9550
Fourth Quarter	50.2900	46.6100	48.8025
2009
First Quarter	51.9700	48.2550	50.7300
Second Quarter	50.5200	46.9475	47.9050
Third Quarter	49.0825	47.5175	48.1100
Fourth Quarter (through December 21, 2009)	47.7550	46.0912	46.8450

Indian rupee January 1, 2004 to December 21, 2009 (expressed as units of INR per 1 USD)

January 2010	Page 25